UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2005

PROXIM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30993	52-2198231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 O’Nel Drive
San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 27, 2005, Proxim Corporation and its subsidiaries Proxim Wireless Networks, Inc. and Proxim International Holdings, Inc., each a Delaware corporation (collectively “Proxim”), consummated the sale of substantially all of their assets to a Terabeam Wireless (“Terabeam”), the business name of YDI Wireless, Inc.  The sale of assets took place pursuant to the terms of the Asset Purchase Agreement (the “Agreement”), dated as of July 18, 2005, between Proxim and Terabeam and the sale order issued by the US Bankruptcy Court for District of Delaware (the “Bankruptcy Court”) approving the Agreement.  Stun Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of YDI Wireless, Inc. incorporated for this specific purpose, took actual possession of the assets at the closing.

Terabeam purchased the assets for an aggregate payment to Proxim at the closing of aggregate cash consideration equal to $28 million, less (i) amounts paid to Moseley Associates, Inc. in connection with the debtor-in-possession financing provided by it and (ii) further debtor-in-possession financing provided by Terabeam and adjustments based on other factors, including a downward adjustment of approximately $2.8 million based on Proxim’s accounts receivable and an approximately $2 million adjustment for the aggregate amount expended prior to the closing in connection with Terabeam’s assumption of certain of Proxim’s contracts.  After satisfaction of the above obligations and the adjustments described above, the final proceeds to Proxim for the assets was approximately $16.65 million.

Following the closing of the asset sale, Proxim’s liabilities exceed its assets. Accordingly, the proceeds from the asset sale are insufficient to satisfy all of Proxim’s debts and obligations.  Consequently, no amount will be paid to Proxim’s preferred or common stockholders.

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors; Appointment of Principal Officers

On July 28, 2005 and in connection with the winding down of Proxim’s affairs in bankruptcy, Proxim’s board of directors terminated the employment of all executive officers not hired by Terabeam.  Subject to the approval of the Bankruptcy Court, a minimal number of contract service providers will assist in the winding down and liquidation of the Company.

Also on July 28, 2005 and in connection with the progress of the Company’s bankruptcy process, Proxim’s board of directors accepted the resignation of Messrs. Franco Plastina, Steven Brooks, Jeffrey Harris, Lorenzo Bettino and Jeffrey Saper from Proxim’s board of directors.

Forward-Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning our ability to wind down our affairs in bankruptcy and to engage consultants to aid in that process as well as statements regarding the distribution of Proxim’s remaining assets in bankruptcy.  These statements reflect the current views and assumptions of the Company, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: actions taken by the Bankruptcy Court or regulatory bodies that are out of our control; various external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2004, our quarterly report on Form 10-Q for the quarter ended April 1, 2004 and our current reports on Form 8-K. The information provided in this current report on Form 8-K is current as of the date of its publication. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION

		By:	/s/ Richard J. Tallman
Richard J. Tallman Secretary

Date:	August 2, 2005